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                                                                    Exhibit 10.2

                                 PROMISSORY NOTE



$200,000.00                                                   New York, New York
                                                                   June 29, 2000

         FOR VALUE RECEIVED, the undersigned, LiQ, INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of ZERO.NET, Inc. (the "LENDER") at the office of the Lender, located at 21520 30th Drive S. E., Ste. 105, Bothell, WA 98021, in lawful money of the United States of America and in immediately available funds, at any time after December 29, 2000 on demand an amount of TWO HUNDRED THOUSAND and no/100 ($200,000.00) Dollars together with interest from the date of this Note on the unpaid principal balance hereof from time to time outstanding at the rate per annum of the Prime Rate payable on March 30 and September 30 of each year, commencing September 30, 2000, and upon the repayment of the principal amount of this Note. "Prime Rate" shall mean the rate of interest per annum from time to time quoted in The Wall Street Journal as the prevailing prime rate.

         The consideration for this Note is the loan of money, including an advance against this Note made as of the date hereof in a principal amount of $200,000.00.

         This Note is secured as provided in the Security Agreement, dated as of June 29, 2000 (the "SECURITY AGREEMENT"), between the Borrower and the Lender. Reference is hereby made to the Security Agreement for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

         If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (i) the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or

                  (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or

                  (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or


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                  (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

                  (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (vi) the Security Agreement shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert, or any Lien created by the Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (vii) the Borrower shall fail to pay the principal, interest or any other amount payable hereunder or under the Security Agreement within fifteen days after any such principal, interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (viii) any representation or warranty made or deemed made by the Borrower herein or in the Security Agreement or that is contained in any certificate, document or financial or other statement furnished by the Borrower at any time under or in connection with this Note or the Security Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (ix) the Borrower shall default in the observance or performance of any agreement contained herein or in the Security Agreement (other than as provided in clauses (vii) and (viii) above), and such default shall continue unremedied for a period of thirty days after notice to the Borrower from the Lender;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) above, the Loan hereunder (with accrued interest thereon) shall immediately become due and payable, and (B) if such event is any other Event of Default, the Lender may declare the Loan hereunder (with accrued interest thereon) to be due and payable forthwith, whereupon the same shall immediately become due and payable. During the period from the occurrence of an Event of Default until the earlier of (i) the time such Event of Default is cured by Borrower and (ii) the time the balance due hereunder (with accrued interest thereon) is paid in full, interest shall accrue thereon at the Prime Rate plus 200 basis points. No further advances will be made if this Note is in default, even if the Borrower cures such default. If this Note is placed in the hands of an attorney for collection, whether or not suit shall be brought to collect any of the principal, interest or deficiency of this Note, the Borrower promises to pay reasonable attorneys' fees and all costs of collection.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Security Agreement and used herein shall have the meanings given to them in the Security Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed, issued and delivered as of the date first written above.


                                                     LiQ, INC.



                                                     By: /s/ Michael Amideo
                                                        ------------------------

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